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                                                     Exhibit 10.7
                                                     to Form 10-K

August 26, 1998

Charles B. Williams
Synthetech, Inc.
1290 Industrial Way
PO Box 646
Albany OR 97321


Dear Mr. Williams:

U. S. Bank National Association has approved the renewal of the revolving line of credit under the terms and conditions outlined below. In addition to this approval, I would like to extend an invitation for discussions in expanding our current banking relationship. As your plans for equipment and buildings develop, please don't hesitate to call. I look forward to the opportunity to demonstrate U.S. Bank's ability to meet your banking needs and contribute to the success of Synthetech, Inc.

Borrower:            Synthetech, Inc.

Guarantor:           None

Maximum Loan Amount: $1,000,000

Purpose:             General corporate purposes.

Interest Rate:       Fully  floating variable interest rate equal
                     to  U.S.  Bank's  prime rate.   U.S.  Bank's
                     prime  rate  is  the rate of interest  which
                     U.S.  Bank from time to time establishes  as
                     its  prime rate and is not, for example, the
                     lowest  rate  of  interest which  U.S.  Bank
                     collects  from  any  borrower  or  class  of
                     borrowers.   All interest shall be  computed
                     on the basis of a 360-day year and the actual number of days elapsed.

Loan  Fee:           Non-refundable upfront annual loan  fee  of
                     $1,250.

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Loan Advances:       Advances  may be requested by Borrower  from
                     time to time in accordance with the terms of the promissory note.

                     All advances shall be made at the sole option of U.S. Bank. U.S. Bank may decline to make any advances and may terminate the availability of advances at any time.

Maturity Date:       Payable on demand.

Repayment:           Principal  and interest payable  on  demand.
                     Interest  payable  monthly  in  absence   of
                     demand.

Collateral:          Unsecured.

Insurance:           Borrower  shall maintain insurance  in  such
                     amounts  and  covering such  risks  as  U.S.
                     Bank shall require.

Financial Reporting: Annual   CPA  audited  financial   statement
                     within 90 days after the end of each fiscal year.

                     At   any   time  requested  by  U.S.   Bank,
                     Borrower   shall   furnish  any   additional
                     information  regarding Borrower's  financial
                     condition and business operations that  U.S.
                     Bank   requests.    This   information   may
                     include, but is not limited to, financial statements, tax returns, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets and forecasts.

Loan Documentation:  Borrower  shall  deliver to U.S.  Bank  duly executed  promissory note, deeds  of  trust,
                     mortgages,  security  agreements,  financing
                     statements,   loan  agreements,  guaranties,
                     borrower  authorizations,  attorney  opinion
                     letters    and   other   documents    ("Loan
                     Documents") as required by U.S. Bank in form and substance satisfactory to U.S. Bank and its counsel.

                     Non-Assignable:           This        credit
                     accommodation   may  not  be   assigned   by
                     Borrower.   No guarantor or any third  party
                     is intended as a third-party beneficiary or has any right to rely hereon.

Arbitration:         Borrower  and U.S. Bank hereby agree  to  be
                     bound   by  the  terms  of  the  Arbitration
                     clause attached hereto as Exhibit A.

Expenses:            Borrower shall reimburse U.S. Bank  for  all
                     out-of-pocket    expenses    incurred     in
                     connection  with  this credit  accommodation
                     upon    demand,   whether   or   not    this
                     transaction  closes  or  is  funded.    Such
                     expenses  shall include, without limitation,
                     attorney fees,
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                     title    insurance   fees,   travel   costs,
                     examination expenses, and filing fees.



This letter summarizes certain principal terms and conditions relating to the loan and supersedes all prior oral and written negotiations, understandings, representations and agreements with respect to the loan. However, the Loan Documents will include additional terms, conditions, covenants, representations, warranties and other provisions which U.S. Bank customarily includes in similar transactions or which U.S. Bank determines to be appropriate to this transaction. Except to the extent modified by any other agreement, all terms, conditions, covenants and other provisions of this letter shall remain in effect until the revolving line of credit (including any renewals, extensions or modifications) is terminated and the loan balance is paid in full, and by signing below, Borrower agrees to comply with all such provisions.

In addition to the events of default in any Loan Document, any failure to comply with any term, condition or obligation in this letter shall constitute an event of default under each of the Loan Documents. The provisions of this letter shall survive the closing of the loan and the execution and delivery of the Loan Documents. In the event of a conflict between this letter and the Loan Documents, the terms of the Loan Documents shall control.

Under Oregon law, most agreements, promises and commitments made by lenders after October 3, 1989 concerning loans and other credit extensions which are not for personal, family or household purposes or secured solely by the borrower's residence must be in writing, express consideration and be signed by the lender to be enforceable.

If the above terms and conditions are acceptable to you, please sign, date and return the acknowledgment copy of this letter, together with the non-refundable loan fee in the amount of $1,250.

Sincerely,



Ron Sandrock
Relationship Manager
(503) 399-4143

Borrower  hereby accepts U. S. Bank's offer to extend  credit  on
the   terms  and  conditions  stated  above  and  agrees  to  the
Arbitration clause set forth in Exhibit A attached hereto.

                    Synthetech, Inc.

By:    _______________________________
Title: _______________________________
Date: _______________________________

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EXHIBIT A

ARBITRATION: U.S. Bank and Borrower agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this letter or the revolving line of credit or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act to take or dispose of any collateral securing any loan shall constitute a waiver of this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; foreclosing by notice and sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness or any act, or exercise of any right, concerning any collateral securing any loan, including any claim to rescind, reform, or otherwise modify any agreement, relating to the collateral securing any loan, shall also be arbitrated, provided however that no arbitrator shall have the right or other power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing herein shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.